Exhibit 99.2

Virtusa Corporation

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined balance sheet as of June 30, 2011, the unaudited pro forma condensed combined statement of income for the year ended March 31, 2011 and the unaudited pro forma condensed combined statement of income for the three months ended June 30, 2011, are based on the historical financial statements of Virtusa Corporation (the “Company”) and ALaS Consulting LLC (“ALaS”). The unaudited pro forma condensed combined financial statements are presented as if the acquisition of Alas had occurred as of June 30, 2011 for pro forma balance sheet purposes and as if the acquisition of ALaS had occurred as of the first day of fiscal 2011 for pro forma statement of income purposes.

The pro forma adjustments are based on preliminary information available at the time of this document. These preliminary estimates and assumptions are subject to change as the Company finalizes the valuations of the net tangible and intangible assets acquired and liabilities assumed in connection with its acquisition of ALaS.

The unaudited pro forma condensed combined financial statements are not intended to represent or be indicative of the consolidated results of operations or financial position that the Company would have reported had the ALaS acquisition been completed as of the dates presented, and should not be taken as a representation of the Company’s future consolidated results of operations or financial position. The unaudited pro forma condensed combined financial statements do not reflect any operating efficiencies and/or cost savings that may be achieved in combining the companies. The unaudited pro forma condensed combined financial statements, including the notes thereto, should be read in conjunction with the Company’s historical consolidated financial statements included in its Annual Report on Form 10-K for the year ended March 31, 2011, its Quarterly Report on Form 10-Q for the three months ended June 30, 2011 and the financial statements of ALaS for the fiscal year 2010 and the three and six months ended June 30, 2011 included herein.

VIRTUSA CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

(in thousands)

	Virtusa	ALaS	Pro forma Adjustments		Pro forma
	June 30, 2011	June 30, 2011	Note 3		combined
ASSETS
Current assets:
Cash and cash equivalents	$69,931	$1,942	$(29,780	)(a), (b)	$42,093
Short-term investments	27,415	—	—		27,415
Accounts receivable, net	43,675	5,298	(5,298	)(b)	43,675
Unbilled accounts receivable	9,753	—	—		9,753
Prepaid expenses	6,127	149	(98	)(a), (b)	6,178
Deferred income taxes	1,201	—	—		1,201
Restricted cash	162	—	—		162
Other current assets	6,931	28	—		6,959
Total Current Assets	165,195	7,417	(35,176)		137,436
Property and equipment, net	30,992	83	(50	)(a), (b)	31,025
Long-term investments	7,682	—	—		7,682
Deferred income taxes	7,722	—	—		7,722
Goodwill	19,046	235	16,191	(a), (b)	35,472
Intangible assets, net	9,288	—	11,300	(a)	20,588
Other long-term assets	6,787	—	—		6,787
Total assets	$246,712	$7,735	$(7,735)		$246,712
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,273	$756	$(756	)(b)	$5,273
Accrued employee compensation and benefits	11,504	1,241	(1,241	)(b)	11,504
Accrued expenses and other	11,159	467	(467	)(b)	11,159
Income taxes payable	2,911	538	(538	)(b)	2,911
Borrowings under line of credit	—	1,500	(1,500	)(b)	—
Members’ loans	—	1,765	(1,765	)(b)	—
Total current liabilities	30,847	6,267	(6,267)		30,847
Long-term liabilities	2,265	—	—		2,265
Total liabilities	33,112	6,267	(6,267)		33,112
Stockholders’ equity	213,600	1,468	(1,468	)(b)	213,600
Total liabilities and stockholders’ equity	$246,712	$7,735	$(7,735)		$246,712

See notes to unaudited pro forma condensed combined financial statements.

Virtusa Corporation

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

(in thousands, except for per share amounts)

	Virtusa	ALaS
	12 months ended		Pro forma
	March 31,2011	December 31,2010	Adjustments Note 3		Pro forma combined
Revenue	$217,979	$24,635	$—		$242,614
Cost of revenue	134,496	14,206	510	(d)	149,212
Gross profit	83,483	10,429	(510)		93,402
Operating expenses:
Selling, general and administrative expense	65,697	4,705	1,980	(c), (d)	72,382
Income from operations	17,786	5,724	(2,490)		21,020
Other income (expense):
Interest income (expense)	1,974	(136)	—		1,838
Foreign currency gain or (losses)	(1,436)	—	—		(1,436)
Other, net	(97)	31	—		(66)
Total other income	441	(105)	—		336
Income before income tax expense	18,227	5,619	(2,490)		21,356
Income tax expense (benefit)	2,027	244	1,008	(e), (f)	3,279
Net income	$16,200	$5,375	$(3,498)		$18,077
Net income per share of common stock
Basic	$0.68	$—	$—		0.76
Diluted	$0.66	$—	$—		0.73

See notes to unaudited pro forma condensed combined financial statements.

Virtusa Corporation

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

(in thousands, except for per share amounts)

	Virtusa	ALaS
	3 months ended		Pro forma
	June 30,2011	June 30,2011	Adjustments Note 3		Pro forma combined
Revenue	$61,045	$8,042	$		$69,087
Cost of revenue	37,982	4,985	128	(d)	43,095
Gross profit	23,063	3,057	(128)		25,992
Operating expenses:		—
Selling, general and administrative expense	18,276	2,215	395	(c), (d)	20,886
Income from operations	4,787	842	(523)		5,106
Other income (expense):
Interest income (expense)	605	(56)	—		549
Foreign currency gain or (losses)	(182)	—	—		(182)
Other, net	(23)		—		(23)
Total other income	400	(56)	—		344
Income before income tax expense	5,187	786	(523)		5,450
Income tax expense (benefit)	1,232	28	77	(e), (f)	1,337
Net income	$3,955	$758	$(600)		$4,113
Net income per share of common stock
Basic	$0.16	$—	$—		$0.17
Diluted	$0.16	$—	$—		$0.16

See notes to unaudited pro forma condensed combined financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(in thousands)

1. Basis of Pro Forma Presentation

On July 1, 2011, the Company acquired certain assets comprising the business of ALaS, a New York limited liability company, pursuant to an Asset Purchase Agreement with ALaS and the members of ALaS, dated as of July 1, 2011.

The Company accounts for business combinations pursuant to Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 805, Business Combinations. In accordance with ASC 805, the Company recognizes separately from goodwill, the identifiable assets acquired, the liabilities assumed, and any non controlling interests in an acquiree, generally at the acquisition date fair value as defined by ASC 820, Fair Value Measurements and Disclosures. Goodwill as of the acquisition date is measured as the excess of consideration transferred, which is also generally measured at fair value, and the net of the acquisition date amounts of the identifiable assets acquired and the liabilities assumed. The Company has made significant assumptions and estimates in determining the preliminary estimated purchase price and the preliminary allocation of the estimated purchase price in the unaudited pro forma condensed combined financial statements. These preliminary estimates and assumptions are subject to change as we finalize the valuations of the net tangible assets, intangible assets and resultant goodwill. In particular, the final valuations of identifiable intangible and net tangible assets may change materially from the preliminary estimates. These changes could result in material variances between the Company’s future financial results and the amounts presented in these unaudited pro forma condensed combined financial statements, including variances in fair values recorded, as well as expenses and cash flows associated with these items.

The purchase price is approximately $27,838 in cash, 10% of which is subject to a hold back by the Company for a period of 12 months as security for the indemnification obligations of ALaS and the Members under the Asset Purchase Agreement. As part of the transaction, substantially all of the employees of ALaS accepted employment with the Company. The Company has agreed to issue an aggregate of up to $4,000 in shares of restricted stock from the Company’s 2007 Stock Option and Incentive, not to exceed 250,000 shares, to these new Company employees. The shares will vest annually over a four year period.

The foregoing description of the Asset Purchase Agreement is not intended to be complete and is qualified in its entirety by reference to the Asset Purchase Agreement, which was attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on July 5, 2011 and is incorporated herein by reference.

The unaudited pro forma condensed combined statements of income provided above give effect to the acquisition as of the beginning of fiscal 2011, for both the Company and ALaS. Due to the combining companies having different fiscal period ends, the unaudited pro forma condensed combined statements of income combine the historical results for the Company for the three months ended June 30, 2011 and year ended March 31, 2011, and the historical results of ALaS for the three months ended June 30, 2011 and year ended December 31, 2010. The unaudited pro forma condensed combined balance sheet combines the historical balance sheet of the Company as of June 30, 2011 and of ALaS as of June 30, 2011, giving effect to the acquisition as of these dates, respectively.

Shares used in the computation of basic and diluted income per share for the three months ended June 30, 2011 were 24,457,474 and 25,328,317, respectively.  Shares used in the computation of basic and diluted income per share for the twelve months ended March 31, 2011 were 23,783,457 and 24,714,808, respectively.

2. Preliminary Purchase Price Allocation

The Company paid cash of $27,838 as consideration on July 1, 2011 for the acquisition. The cash paid reflects the purchase price of $27,838 less a 10% holdback.

(in thousands)
Cash paid on July 1, 2011	$25,055
Holdback (10%)	2,775
Transfer tax	8
Total purchase price	$27,838

The total preliminary purchase price for ALaS was allocated to the net tangible and intangible assets based upon their preliminary fair values as of July 1, 2011 as set forth below. The excess of the preliminary purchase price over the preliminary fair values of net tangible and intangible assets was recorded as goodwill. The allocation of the purchase price was based upon a preliminary valuation and the estimates and assumptions are subject to change.

The primary areas of the preliminary purchase price allocation that are not yet finalized relate to the fair values of certain tangible assets and liabilities acquired, the valuation of intangible assets acquired, certain legal matters, and residual goodwill. The Company expects to continue obtaining information to assist in determining the fair value of the net assets acquired at the acquisition date.

The preliminary purchase price allocation for ALaS is as follows:

(in thousands)
Customer relationships	$10,900
Backlog	300
Trade name	100
Fixed assets	33
Prepaid expenses	79
Goodwill	16,426
Total purchase price	$27,838

3. Pro Forma Adjustments

The pro forma adjustments are as follows:

(a) To record the cash payment of $27,838 related to the acquisition and the preliminary purchase price allocation, see Note 2.

(b) Represents the elimination of the assets and liabilities not assumed in the acquisition.

(c) To record amortization of $273 and $1,490 for the three months ended June 30, 2011 and the twelve months ended March 31, 2011, respectively, associated with preliminarily fair value of identified intangible assets acquired.

(d) To record the restricted stock awards of $250 and $1,000 for the three months ended June 30, 2011 and the twelve months ended March 31, 2011, respectively, given to ALaS employees over a four-year vesting period and to record as compensation cost based on fair value at date of grant.

(e) To record the tax benefit of $209 and $996 for the three months ended June 30, 2011 and the twelve months ended March 31, 2011, respectively, due to stock-compensation and intangible amortization.

(f) To remove the unincorporated business tax expense and record income tax expense of $314 and $2,248 for the three months ended June 30, 2011 and the twelve months ended March 31, 2011, respectively.